Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT: Barbara K. Baker
Taubman Centers, Inc.
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS STRONG FIRST QUARTER RESULTS

o o o	Record Quarterly Sales PSF Growth, Up 12.7% 1st Quarter EPS: $0.07, Up from $(0.14) Last Year FFO Per Share: Up 34%, $0.06 Ahead of Consensus

        BLOOMFIELD HILLS, Mich, April 28, 2004 — Taubman Centers (NYSE:TCO) announced its financial results for the first quarter 2004.

        Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended March 31, 2004 was $0.07, up from $(0.14) for the quarter ended March 31, 2003.

        For the quarter ended March 31, 2004, Taubman Centers Funds from Operations (FFO) was $0.51 per share, an increase of 34.2 percent from $0.38 per share for the period ended March 31, 2003. These results were $0.06 ahead of consensus. Excluding costs (net of insurance recoveries) related to the unsolicited tender offer, which was withdrawn in October 2003, FFO per share was $0.50 for the quarter versus $0.49 for the first quarter of 2003.

        “We are pleased with these results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “In the first quarter of 2003, we benefited from a significant level of lease cancellation income. While lease termination income was significantly lower this quarter, we benefited from increased rents and recoveries from our centers, a land sale gain, the positive impact of Stony Point Fashion Park’s opening, and contributions from the acquisitions of interests in MacArthur Center in Norfolk, Virginia, Waterside Shops in Naples, Florida, and Great Lakes Crossing in Auburn Hills, Michigan.”

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Record Quarterly Sales Growth

        Sales per square foot increased 12.7 percent for the quarter. “We have now experienced 12 straight months of sales increases” said Mr. Taubman. “Our developments that opened in 2001 and 2002 — International Plaza (Tampa, Fla.), The Mall at Wellington Green (Wellington, Fla.), The Shops at Willow Bend (Plano, Texas), Dolphin Mall (Miami, Fla.) and The Mall at Millenia (Orlando, Fla.) — all posted strong sales per square foot gains this quarter. Across our portfolio, apparel and lifestyle categories performed especially well, and centers in tourist destinations tended to have the highest sales growth rates.”

        Core Net Operating Income (NOI) growth in comparable centers was modestly up for the quarter. This statistic was impacted by the substantial level of lease cancellation income included in 2003. The company includes all lease cancellation income up to $500,000 per tenant in its core NOI growth computation. Excluding all lease cancellation income from the NOI calculation for both years, core NOI growth would have been 3 percent for the quarter.

        Total occupancy in our portfolio was 84.8 percent at March 31, 2004, versus 85.5 percent at March 31, 2003. Including temporary tenants, occupancy was 86.9 percent, up from 86.7 percent at March 31, 2003. “Our ability to fill our early termination space and other vacancies with temporary tenants allows us to continue to maximize income,” said Mr. Taubman. “Average rent per square foot rose modestly and specialty leasing income was strong. With the best quarterly sales productivity performance in over a decade, our retailers are optimistic and making new lease and capital commitments.”

Outlook

        The company continues to expect 2004 FFO per share in the range of $1.88 to $1.92 as previously announced. Net Income (loss) allocable to common shareholders for the year is expected to be in the range of $(0.08) to $0.11 per share. Both estimates exclude any potential non-recurring organizational charges.

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Supplemental Investor Information Available

        The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under "Investor Relations." This includes the following:

o	Income Statement
o	Earnings Reconciliations
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Recent Center Openings
o	Capital Spending
o	Recent Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will host a conference call at 12:00 p.m. (EDT) on April 29 to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.companyboardroom.com and www.streetevents.com . The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 31 urban and suburban regional and super regional shopping centers in 13 states. Northlake Mall (Charlotte, N.C.) is under construction and will open September 15, 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, construction delays, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
For the Three Months Ended March 31, 2004 and 2003

(in thousands of dollars, except as indicated)

	Three Months Ended March 31

	2004	2003

Income before discontinued operations and minority and preferred interests	19,202	7,648
Discontinued operations - income from operations (1)		240
Minority interest in consolidated joint ventures	(178)	(152)
Minority share of income of TRG (2)	(5,619)	(1,207)
Distributions in excess of earnings allocable to minority partners (2)	(3,224)	(7,260)
TRG preferred distributions	(2,250)	(2,250)
Net income (loss)	7,931	(2,981)
Preferred dividends	(4,150)	(4,150)
Net income (loss) allocable to common shareowners	3,781	(7,131)
Income (loss) from continuing operations per common share - diluted	0.07	(0.14)
Net income (loss) per common share - basic	0.08	(0.14)
Net income (loss) per common share - diluted	0.07	(0.14)
Beneficial interest in EBITDA - consolidated businesses (3)	54,824	41,474
Beneficial interest in EBITDA - unconsolidated joint ventures (3)	27,866	29,308
Funds from Operations - Operating Partnership (3)	42,786	32,118
Funds from Operations allocable to TCO (3)	26,142	19,990
Funds from Operations per common share - basic (3)	0.52	0.38
Funds from Operations per common share - diluted (3)	0.51	0.38
Weighted average number of common shares outstanding	50,196,580	52,229,616
Common shares outstanding at end of period	50,456,343	52,270,965
Weighted average units - Operating Partnership - basic	82,157,087	83,915,974
Weighted average units - Operating Partnership - diluted	83,693,867	85,252,511
Units outstanding at end of period - Operating Partnership	82,428,622	84,055,807
Ownership percentage of the Operating Partnership at end of period	61.2%	62.3%
Number of owned shopping centers at end of period	21	20

Operating Statistics:
Mall tenant sales	796,868	706,227
Mall tenant sales - comparable centers (4)	756,580	680,668
Ending occupancy - comparable centers (4)	84.3%	85.4%
Ending occupancy	84.8%	85.5%
Average occupancy - comparable centers (4)	84.7%	85.6%
Average occupancy	85.1%	85.7%
Leased space at end of period - comparable centers (4) (5)	87.7%	88.5%
Leased space at end of period (5)	88.0%	88.6%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (6)	17.4%	19.0%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (6)	16.2%	18.3%
Rent per square foot - consolidated businesses (4)	$40.96	$40.04
Rent per square foot - unconsolidated joint ventures (4)	$42.88	$42.84

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(1)	In December 2003, the Company sold its interest in Biltmore Fashion Park to The Macerich Company. The results of Biltmore are presented as discontinued operations in 2003.

(2)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three months ended March 31, 2004 and 2003 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Supplementally, the Company also disclosed FFO per diluted share for all periods presented excluding costs related to the unsolicited tender offer because of the significance and singular nature of these costs. This was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. The Company believes that given the significance of the costs (the charge reduced FFO per diluted share for the quarter ended March 31, 2003 by 22%) it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures.

TRG’s Beneficial Interest in EBITDA and FFO for the three months ended March 31, 2004 include insurance recoveries related to the unsolicited tender offer of $1.0 million. For the three months ended March 31, 2003, costs related to the unsolicited tender offer were $9.8 million.

(4)	Excludes Biltmore Fashion Park, Stony Point Fashion Park, and Waterside Shops at Pelican Bay. Waterside Shops at Pelican Bay is managed by the Forbes Company, the Company’s joint venture partner in the project.

(5)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

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TAUBMAN CENTERS, INC.
Income Statement
For the Three Months Ended March 31, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	53,637	50,492	50,099	48,416
Percentage rents	1,033	1,884	1,154	932
Expense recoveries	31,000	25,916	30,762	24,711
Management, leasing and development	4,984		4,792
Other	10,678	1,740	10,742	5,322

Total revenues	101,332	80,032	97,549	79,381

OPERATING COSTS:
Recoverable expenses	27,786	21,389	27,314	20,537
Other operating	8,152	5,334	9,348	5,055
Costs related to unsolicited tender offer, net of recoveries	(1,000)		9,849
Management, leasing and development	4,796		4,548
General and administrative	6,458		5,940
Interest expense	22,572	20,181	20,989	19,720
Depreciation and amortization	22,959	13,519	22,316	13,819

Total operating costs	91,723	60,423	100,304	59,131

	9,609	19,609	(2,755)	20,250

Equity in income of Unconsolidated Joint Ventures	9,593		10,403

Income before discontinued operations
and minority and preferred interests	19,202		7,648
Discontinued operations (2):
EBITDA			2,963
Interest			(1,523)
Depreciation			(1,200)
Minority and preferred interests:
TRG preferred distributions	(2,250)		(2,250)
Minority interest in consolidated joint ventures	(178)		(152)
Minority share of income of TRG	(5,619)		(1,207)
Distributions in excess of minority share of income	(3,224)		(7,260)

Net income (loss)	7,931		(2,981)
Series A preferred dividends	(4,150)		(4,150)

Net income (loss) allocable to common shareowners	3,781		(7,131)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	55,140	53,309	43,513	53,789
EBITDA - outside partners' share	(316)	(25,443)	(2,039)	(24,481)

Beneficial interest in EBITDA	54,824	27,866	41,474	29,308
Beneficial interest expense	(22,308)	(10,574)	(21,338)	(10,340)
Non-real estate depreciation	(622)		(586)
Preferred dividends and distributions	(6,400)		(6,400)

Funds from Operations contribution	25,494	17,292	13,150	18,968

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	381	87	215	60

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	Discontinued operations for the three months ended March 31, 2003 include the results of Biltmore Fashion Park.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Funds from Operations
For the Three Months Ended March 31, 2004 and 2003

(in thousands of dollars)

	Three Months Ended

	2004	2003

Net income (loss) allocable to common shareowners	3,781	(7,131)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	22,959	22,316
Minority partners in consolidated joint ventures	126	(713)
Discontinued operations		1,200
Share of unconsolidated joint ventures	7,699	8,565
Non-real estate depreciation	(622)	(586)

Add minority interests in TRG:
Minority share of income of TRG	5,619	1,207
Distributions in excess of minority share of income of TRG	3,224	7,260

Funds from Operations - TRG (1)	42,786	32,118

Funds from Operations - TCO (1)	26,142	19,990

(1)	TRG’s FFO for the three months ended March 31, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s FFO for the three months ended March 31, 2003 includes costs of $9.8 million incurred in connection with the unsolicited tender offer. TCO’s share of TRG’s FFO is based on an average ownership of 61% and 62% during the three months ended March 31, 2004 and 2003, respectively.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Three Months Ended March 31, 2004 and 2003

(in thousands of dollars)

	Three Months Ended

	2004	2003

Net income (loss) allocable to common shareowners	3,781	(7,131)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	22,959	22,316
Minority partners in consolidated joint ventures	126	(713)
Discontinued operations		1,200
Share of unconsolidated joint ventures	7,699	8,565

Add minority interests in TRG:
Minority share of income of TRG	5,619	1,207
Distributions in excess of minority share of income of TRG	3,224	7,260

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,400	6,400
Interest expense for all businesses in continuing operations	42,753	40,709
Interest expense allocable to minority partners in consolidated joint ventures	(264)	(1,174)
Interest expense of discontinued operations		1,523
Interest expense allocable to outside partners in unconsolidated joint ventures	(9,607)	(9,380)

Beneficial Interest in EBITDA - TRG (1)	82,690	70,782

(1)	TRG’s Beneficial Interest in EBITDA for the three months ended March 31, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s Beneficial Interest in EBITDA for the three months ended March 31, 2003 includes costs of $9.8 million incurred in connection with the unsolicited tender offer.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Comparable Center Net Operating Income
For the Three Months Ended March 31, 2004 and 2003

(in thousands of dollars)

	Three Months Ended

	2004	2003

Net income (loss) allocable to common shareowners	3,781	(7,131)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	22,959	22,316
Minority partners in consolidated joint ventures	126	(713)
Discontinued operations		1,200
Share of unconsolidated joint ventures	7,699	8,565

Add minority interests in TRG:
Minority share of income of TRG	5,619	1,207
Distributions in excess of minority share of income of TRG	3,224	7,260

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,400	6,400
Interest expense for all businesses in continuing operations	42,753	40,709
Interest expense allocable to minority partners in consolidated joint ventures	(264)	(1,174)
Interest expense of discontinued operations		1,523
Interest expense allocable to outside partners in unconsolidated joint ventures	(9,607)	(9,380)

Add EBITDA allocations to outside partners:
EBITDA allocable to minority partners in consolidated joint ventures	316	2,039
EBITDA allocable to outside partners in unconsolidated joint ventures	25,443	24,481

EBITDA at 100% - TRG (1)	108,449	97,302

Add (less) items excluded from shopping center Net Operating Income:
General and administrative expenses	6,458	5,940
Management, leasing and development services, net	(188)	(244)
Costs related to unsolicited tender offer, net of recoveries	(1,000)	9,849
Gains on peripheral land sales	(3,155)	(252)
Individually significant lease cancellation fees (2)	(2,799)	(7,205)
Straight-line of minimum rent	(976)	(774)
Non-center specific operating expenses and other	1,928	2,272

Net Operating Income - all centers at 100%	108,717	106,888

Less - Net Operating Income of non-comparable centers (3)	(4,292)	(2,946)

Net Operating Income - comparable centers at 100%	104,425	103,942

Net Operating Income - growth %	0.5%

(1)	TRG’s EBITDA for the three months ended March 31, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s EBITDA for the three months ended March 31, 2003 includes costs of $9.8 million incurred in connection with the unsolicited tender offer.

(2)	The Company excludes individual lease cancellation fees in excess of $0.5 million from its computation of comparable center net operating income.

(3)	Includes Biltmore Fashion Park, Stony Point Fashion Park, and Waterside Shops at Pelican Bay.

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TAUBMAN CENTERS, INC.
Balance Sheets
As of March 31, 2004 and December 31, 2003

(in thousands of dollars)

	As of

	March 31, 2004	December 31, 2003

Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,531,001	2,519,922
Accumulated depreciation and amortization	(470,399)	(450,515)

	2,060,602	2,069,407
Investment in Unconsolidated Joint Ventures	32,313	6,093
Cash and cash equivalents	18,294	30,403
Accounts and notes receivable, net	26,729	32,592
Accounts and notes receivable from related parties	1,877	1,679
Deferred charges and other assets	46,839	46,796

	2,186,654	2,186,970

Liabilities:
Notes payable	1,554,748	1,495,777
Accounts payable and accrued liabilities	201,123	258,938
Dividends and distributions payable	13,623	13,481

	1,769,494	1,768,196

Preferred Equity of TRG	97,275	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	30
Common Stock	505	499
Additional paid-in capital	676,371	664,362
Accumulated other comprehensive income (loss)	(16,472)	(12,593)
Dividends in excess of net income	(340,629)	(330,879)

	319,885	321,499

	2,186,654	2,186,970

Combined Balance Sheet of Unconsolidated Joint Ventures(1):

Assets:
Properties	1,325,520	1,250,964
Accumulated depreciation and amortization	(364,322)	(331,321)

	961,198	919,643
Cash and cash equivalents	15,480	28,448
Accounts and notes receivable	21,339	16,504
Deferred charges and other assets	29,238	29,526

	1,027,255	994,121

Liabilities:
Notes payable	1,276,955	1,345,824
Accounts payable and other liabilities	53,739	61,614

	1,330,694	1,407,438

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(187,360)	(228,264)
Accumulated deficiency in assets - Joint Venture Partners	(112,154)	(181,009)
Accumulated other comprehensive income (loss) - TRG	(3,098)	(3,192)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(827)	(852)

	(303,439)	(413,317)

	1,027,255	994,121

(1)	2003 amounts exclude Waterside Shops at Pelican Bay, in which TRG acquired a 25% interest in December 2003.

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TAUBMAN CENTERS, INC.
2004 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2004

Guidance for Funds from Operations per share	$1.88	$1.92

Real estate depreciation - TRG	(1.40)	(1.33)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable to minority interest	(0.41)	(0.33)

Guidance for net income (loss) allocable to common shareholders	$(0.08)	$0.11

Note: the estimates above exclude any potential non-recurring organizational charges.